SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                         Optical Equipment NETS(SM) Trust
                           (Exact name of registrant
                         as specified in its charter)


          New York                                  Not Applicable
          --------                                  --------------
  (State or other jurisdiction           (I.R.S. employer identification number)
of incorporation or organization)





c/o Investors Bank & Trust Company
Hancock Tower
200 Clarendon Street                                          02116
                                                -------------------------------
Boston, Massachusetts                                      (zip code)
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(Address of principal executive offices)

If this form relates to the             If this form relates to the
registration of a class of              registration of a class of
securities pursuant to                  securities pursuant to Section
Section 12(b) of the Exchange           12(g) of the Exchange Act and
Act and is effective pursuant           is effective pursuant to General
to General Instruction A.(c),           Instruction A.(d), please check
please check the following box. /X/     the following box. / /



Securities Act registration statement file number to which this form relates:           333-45684
                                                                               ------------------------
                                                                                      (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                Title of Each Class                                        Name of Each Exchange on Which
                to be so Registered                                        Each Class is to be Registered
                -------------------                                       --------------------------------
Optical Equipment NETS                                                 American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

None

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

          The description of the 500,000,000 Depositary Receipts to be issued by the Optical Equipment NETS Trust (the "Optical Equipment NETS") to be registered hereunder is set forth under the caption entitled "Description of Optical Equipment NETS" in the prospectus dated November [o], 2000, which description is hereby incorporated by reference. The prospectus was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Securities Act of 1933 on November [o], 2000.



Item 2.  Exhibits.

       1. Form of Underwriting Agreement is set forth in Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-45684) (the "Registration Statement") and is incorporated herein by reference.

       2. Form of Depositary Trust Agreement is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

       3. Form of Optical Equipment NETS is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

                                  SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: November 2, 2000               EPOCH SECURITIES, INC., as Initial
                                      Depositor, on behalf of Optical Equipment
                                      NETS Trust



                                      By:    /s/ STANTON GREEN
                                           ------------------------------------
                                           Name:    Stanton Green
                                           Title:   Attorney-in-Fact